Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●]1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ENCUMBERED, ABSENT AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE COMPANY UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, OR IN ANY OTHER CASE AS REQUIRED BY THE TRANSFER AGENT, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY AND THE TRANSFER AGENT, IF ANY, OF THE COMPANY STATING THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.

FORM OF

CONVERTIBLE PROMISSORY NOTE

No. CN-1	Date of Issuance
US$[●]	[●], 2026

FOR VALUE RECEIVED, Vireo Growth Inc., a British Columbia corporation (the “Company”), hereby promises to pay to the order of [_] (the “Holder”), the principal sum of US$[●] (the “Principal Amount”), together with interest thereon from the date of issuance of this convertible promissory note (this “Note”). Interest will accrue at a rate of [●]% per annum.2 The Company shall make payments of accrued interest on April 1, June 1, September 1 and January 2 of each year (or, in each case, the next business day if such date is not a business day) while this Note remains outstanding; provided, however, that the Company’s obligation to make any such interest payment shall be contingent upon, and limited to the extent of, sufficient funds being available under the Tariff Refund Holdback (as defined in the Purchase Agreement (as defined below)) therefor. Unless earlier converted into Conversion Shares (as defined below), the principal and accrued interest of this Note will be due and payable by the Company on the fifth (5th) anniversary of the date of issuance of this Note (the “Maturity Date”). Capitalized terms not otherwise defined in this Note will have the meanings set forth in Section 3.1.

1.             Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made without the written consent of the Holder.

1 Note to Draft: To be the date that is four months and a day after the distribution date.

2 Note to Draft: Interest to be minimum AFR.

2.             Security; Priority. This Note is a general unsecured obligation of the Company. This Note is subordinated in right and time of payment to the prior payment in full of all indebtedness of the Company consisting of borrowed money, including, without limitation, the principal amount of all debts, claims and indebtedness and accrued and unpaid interest and all fees, costs and expenses related thereto, whether primary, secondary, direct, contingent, or otherwise now or from time to time hereafter owing, due or payable, and whether or not such indebtedness is owed to banks, commercial finance lenders, or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event has occurred under the terms of the Senior Debt for which the giving of notice or the passage of time or both would constitute an event of default (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Conversion Shares. The Holder shall promptly return to the Company or its designee any payment received in violation of this paragraph.

3.             Conversion. This Note will be convertible into Conversion Shares pursuant to the following terms.

3.1             Definitions.

(a)             “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(b)             “Conversion Shares” means that number of subordinate voting shares in the authorized share structure of the Company, or any subsequent securities which Conversion Shares are converted into or exchanged for in connection with any reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, arrangement or other transaction involving the Company.

(c)             “SEC” means the U.S. Securities and Exchange Commission.

(d)             “Securities Act” means the Securities Act of 1933, as amended.

3.2             Mandatory Conversion. Notwithstanding any other provision of this Note, upon written notice by the Company to the Holder on or after the second anniversary of the date of issuance of this Note, if the Company notifies the Holder that the average daily trading volume for the subordinate voting shares for the twenty (20)-trading day period preceding such notification is at least equal to 900,000 shares (as such trading volume threshold is proportionally adjusted from time to time to account for any Adjustment Event (as defined below)) (the date of such conversion, the “Mandatory Conversion Date”), this Note will automatically convert into that number of Conversion Shares equal to the quotient of (a) all amounts due and payable to the Holder under this Note, divided by (b) the Closing Share Price (as such term is defined in (and calculated in accordance with) the Purchase Agreement). Notwithstanding the foregoing, the Company shall have no obligation to convert this Note or any amounts due hereunder into Conversion Shares if in the Company’s reasonable judgment, such issuance would violate any applicable law.

3.3             Optional Conversion. The Holder may elect to convert this Note into that number of Conversion Shares equal to the quotient of (a) all amounts due and payable to the Holder under this Note, divided by (b) the Closing Share Price (as such term is defined in (and calculated in accordance with) the Purchase Agreement) upon notice to the Company during the period of time following the second (2nd) anniversary of the date of issuance of this Note but before the fifth (5th) anniversary of the date of issuance of this Note.

3.4             Mechanics of Conversion. As promptly as practicable after the conversion of this Note and the issuance of the Conversion Shares, the Company (at its expense) will either issue and deliver a certificate or certificates evidencing the Conversion Shares (if certificated) to the Holder, or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by the Holder. The Company will not be required to issue or deliver the Conversion Shares until the Holder has surrendered this Note to the Company (if delivered in other than electronic form) or agreed to or provided an instrument of cancellation or an affidavit of loss. The number of Conversion Shares to be issued under this Note shall be rounded up to the nearest whole share, and no fractional shares shall be issued.

3.5             Adjustments. If, at any time prior to the conversion of this Note, the Company shall: (a) subdivide or consolidate its outstanding subordinate voting shares into a greater or lesser number of shares; (b) pay a dividend or make a distribution on its subordinate voting shares in subordinate voting shares; (c) issue by reclassification of its subordinate voting shares any shares of the Company; or (d) effect any reorganization, amalgamation, arrangement, merger, consolidation or sale of all or substantially all of its assets (each, an “Adjustment Event”), then the number of Conversion Shares issuable upon conversion of this Note and/or the effective conversion price shall be adjusted proportionally such that the Holder, upon conversion following such Adjustment Event, shall receive the same economic value and proportionate interest in the Company as the Holder would have received had the conversion occurred immediately prior to such Adjustment Event. In the case of any reorganization, amalgamation, arrangement, merger or consolidation pursuant to which the subordinate voting shares are converted into or exchanged for other securities, cash or property, the Holder shall be entitled upon conversion to receive such securities, cash or property as the Holder would have received had the Holder converted this Note immediately prior to such event. Without limiting the foregoing, if at any time prior to the conversion of this Note, any change in the authorized share structure of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Conversion Shares issuable upon conversion of this Note shall be appropriately adjusted to provide the same economic effect as contemplated by this Note prior to such event.

4.             Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

4.1             Due Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the Province of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

4.2             Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Note and the issuance of the Conversion Shares in accordance with the terms hereof. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

5.             Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

5.1             The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.2             The Holder is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as defined by Section 1.1 of National Instrument 45-106 – Prospectus Exemptions. The Holder has such knowledge and experience in financial, tax and business matters as to be capable of evaluating independently the merits and risks of its investment in the Conversion Shares and is able, without impairing its financial condition, to hold such Conversion Shares for an indefinite period of time and to bear the economic risks, and withstand a complete loss, of such investment.

5.3             The Conversion Shares to be acquired by the Holder pursuant to this Note will be acquired for investment for the Holder’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or applicable Canadian laws, and the Holder has no present intention of selling, contributing, granting any participation in, or otherwise distributing the same in violation of the Securities Act or applicable Canadian laws.

5.4             The Holder is an entity or individual resident outside of Canada, is not acquiring the Conversion Shares pursuant to this Note on behalf of, or for the account or benefit of, any person or company in Canada and the acquisition of Conversion Shares pursuant to this Note is not part of a plan or scheme to avoid the prospectus requirements in connection with a distribution of such securities to a person or company in Canada. The Holder acknowledges that Conversion Shares may be subject to resale restrictions under applicable law and covenants that any resale or further distribution of the Conversion Shares will be made only in compliance with applicable law, including all applicable Canadian securities laws and regulations.

5.5             The Holder acknowledges that the Company is relying on the exemption from the prospectus requirement set forth in BC Instrument 72-503 – Distribution of Securities Outside British Columbia in connection with the issuance of this Note and the Conversion Shares, and in connection therewith the Holder confirms that: (i) the Holder is not resident in British Columbia; (ii) the Holder is purchasing this Note and the Conversion Shares issuable hereunder as principal; (iii) the Company will comply with the securities law requirements in the jurisdiction where the Holder is resident; and (iv) the Company is not relying on Multilateral Instrument 45-108 – Crowdfunding in the jurisdiction where the Holder is resident.

5.6             The Holder is not acquiring the Conversion Shares pursuant to this Note as a result of any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act) including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet, or broadcast over the internet, radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5.7             The Holder understands that (i) the Conversion Shares issuable pursuant to this Note have not been and will not have been registered under the Securities Act or any state securities laws, by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein, (ii) the Conversion Shares are, or will, when issued pursuant to this Note, be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder may not resell or otherwise transfer the Conversion Shares unless they are registered with the SEC and qualified by state authorities, or an exemption or exclusion from such registration and qualification requirements is available, (iii) the Company will have no obligation to register or qualify Conversion Shares for resale in the United States except as set forth in the Investor Rights Agreement, (iv) if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale requirements, the holding period for the Conversion Shares, and on requirements relating to the Company that are outside of the Holder’s control, and which the Company is under no obligation (except as set forth in the Investor Rights Agreement) and may not be able to satisfy, and (v) no public market may continue to exist for the Conversion Shares in the U.S. or elsewhere, and that the Company has made no assurances that a public market will continue to exist for the Conversion Shares in the U.S. or elsewhere.

5.8             The Holder understands and acknowledges that (i) if the Company is ever deemed to be, or to have been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the Securities Act may not be available for resales of the Conversion Shares, and (ii) the Company is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the Securities Act (or any other exemption) available for resales of the Conversion Shares except as set forth in the Investor Rights Agreement.

5.9             The Holder understands and acknowledges that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the SEC or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the transactions contemplated hereby or the Conversion Shares.

5.10           The Holder is a United States person (as defined by Section 7701(a)(30) of the Code), or, if the Holder is not a United States person (as defined by Section 7701(a)(30) of the Code), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the Holder’s acquisition of the Conversion Shares, or any use of this Note, including (i) the legal requirements within his, her or its jurisdiction for the acquisition of the Conversion Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Holder as a result of the transactions contemplated hereby and the acquisition, holding, redemption, sale, or transfer of the Conversion Shares.

5.11           The Holder’s receipt of and continued beneficial ownership of the Conversion Shares under this Note will not violate any applicable securities or other laws.

6.             Miscellaneous.

6.1             Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that (a) the Company may not assign its obligations under this Note without the written consent of the Holder, and (b) Holder may not assign this Note without the written consent of the Company; provided, however, the Holder may assign this Note to an Affiliate (as defined in the Purchase Agreement) or beneficiary, in each case, for bona fide estate planning or estate administration purposes, and, the Holder must provide prior written notice of such assignment to the Company, and the Holder must furnish to the Company, its registrar and transfer agent, or any other agents or representatives of the Company, such documentation or information as any of them may request in connection with the issuance of Conversion Shares upon conversion of this Note. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Note, except as expressly provided in this Note.

6.2             Choice of Law. This Note, and all matters arising out of or relating to this Note, whether in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

6.3             Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4             Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

6.5             Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number, or other address as subsequently modified by written notice given in accordance with this Section 6.5).

6.6             No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee, or commission in connection (directly or indirectly) with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

6.7             Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Note.

6.8             Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Without limiting the foregoing, in the event of any action at law or in equity or other litigation arising out of this Note, the Prevailing Party (as hereinafter defined) shall be entitled to receive from the non-Prevailing Party an amount equal to the Prevailing Party’s costs incurred in such action at law or in equity or other litigation, including, without limitation, the Prevailing Party’s attorneys’ fees, costs and disbursements. For purposes of this Section 6.8: (a) the term “Prevailing Party” shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediation, judgment, or otherwise and (b) the term “attorneys’ fees” shall include, without limitation, the actual attorneys’ fees incurred in retaining counsel for advice, negotiations, suit, appeal, and any other legal proceeding, including mediation and arbitration. The provisions of this Section 6.8 shall survive any termination or conversion of this Note.

6.9             Entire Agreement; Amendments and Waivers. This Note, the Purchase Agreement and the Investor Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

6.10           Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provisions will be excluded from this Note, the balance of the Note will be interpreted as if such provisions were so excluded, and this Note will be enforceable in accordance with its terms.

6.11           Acknowledgment. For the avoidance of doubt, the Holder acknowledges and agrees that the number of Conversion Shares issuable under this Note will be subject to all adjustments as set forth in Section 3.5 of this Note.

6.12           Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Note and any agreements executed in connection herewith, and to comply with applicable securities laws (including state, federal, and provincial securities laws) or other regulatory approvals.

6.13           Limitation on Interest. In no event will any interest charged, collected, or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

6.14           Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

6.15           Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family, or household purpose.

6.16           Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HEREBY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.17           Transfer of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferees. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

6.18           Set-Off Rights. Notwithstanding anything to the contrary contained herein, the Company shall be entitled to withhold from any amounts of principal or interest otherwise payable to the Holder under this Note (or the number of Conversion Shares issuable upon conversion of this Note), and to set off against such amounts, pursuant to, and subject to the terms and conditions of, that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company, the Holder, and the other parties thereto (the “Purchase Agreement”). For the avoidance of doubt, any amounts withheld or set off by the Company in accordance with this Section shall be deemed to have been paid and shall reduce the amounts outstanding under this Note.

[signature pageS follow]

VIREO GROWTH INC.

By
Name:
Title:

Address:

Email Address:

SIGNATURE PAGE TO CONVERTIBLE NOTE

Agreed to and accepted:

[INSERT NAME OF ULTIMATE SELLER]

By
Name:
Title:

Address:

Email Address:

SIGNATURE PAGE TO CONVERTIBLE NOTE